 As filed with the Securities and Exchange Commission on November 26, 1996

                                                      REGISTRATION NO. 333-_____

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   INTUIT INC.
               (Exact Name of Issuer as Specified in Its Charter)

       DELAWARE                                                 77-0034661
(State of Incorporation)                                    (I.R.S. Employer
                                                             Identification No.)

                               2535 GARCIA AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                    (Address of Principal Executive Offices)

                        1996 DIRECTORS STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the Plans)

                                 JAMES J. HEEGER
                                   INTUIT INC.

                              1840 EMBARCADERO ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (415) 944-6996
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                            KENNETH A. LINHARES, ESQ.
                             JEFFREY R. VETTER, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306

                         CALCULATION OF REGISTRATION FEE

     TITLE  OF SECURITIES         AMOUNT TO BE          PROPOSED MAXIMUM             PROPOSED MAXIMUM         AMOUNT OF REGISTRATION
       TO BE REGISTERED            REGISTERED       OFFERING PRICE PER SHARE     AGGREGATE OFFERING PRICE               FEE
Common Stock, $0.01 par value      420,000 (1)              $35.50(1)                 $14,910,000(1)                 $4,518.18



(1) Estimated as of November 22, 1996, pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
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ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's latest annual report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         As to named experts and counsel, Item 5 is inapplicable.

EXPERTS.

         The consolidated financial statements and schedules of Intuit Inc. appearing in Intuit's Annual Report (Form 10-K) for the year ended July 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary;
(ii)
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the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

         The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or executive officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right of indemnification under the indemnity agreements, the Registrant's Bylaws or any statute or law. Under the agreements, the Registrant is not obligated to indemnify the indemnified party: (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) with respect to any proceeding or claim brought by the Registrant against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous; (iv) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (v) on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (vi) on account of any conduct from which the indemnified party derived an improper personal benefit; (vii) on account of conduct the indemnified party believed to be contrary to the best interests of the Registrant or its stockholders; (viii) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Registrant or its stockholders; or (ix) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

         The indemnity agreements require the Registrant to maintain director and officer liability insurance to the extent readily available. The Registrant currently carries a director and officer insurance policy.

ITEM 8.  EXHIBITS.

               4.01      Intuit Inc. 1996 Directors Stock Option Plan

               4.02      Intuit Inc. 1996 Employee Stock Purchase Plan

               4.03      The Registrant's Certificate of Incorporation. (1)


               4.04      Certificate of Amendment to Registrant's
                         Certificate of Incorporation, dated December
                         14, 1993. (2)

               4.05      Certificate of Amendment to Registrant's
                         Certificate of Incorporation, dated January
                         18, 1996. (3)

               4.06      The Registrant's Bylaws. (1)

              5.01       Opinion of Fenwick & West LLP.

              23.01      Consent of Fenwick & West LLP (included in
                         Exhibit 5.01).

              23.02      Consent of Ernst & Young LLP, Independent
                         Auditors.

              24.01      Power of Attorney (see page 5).

--------------------------

(1) Filed with the Company's Registration Statement on Form S-1, filed February 3, 1993, as amended (File No. 33-57844).

(2) Filed with the Company's Form 10-K as originally filed on October 31, 1994, as amended.

(3) Filed with the Company's Form 10-Q for the quarter ended January 31, 1996 as originally filed on March 15, 1996, as amended.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on November 25, 1996.

                                             INTUIT INC.

                                             By: /s/ William V. Campbell
                                                 ---------------------------
                                                 William V. Campbell, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints William V. Campbell and James J. Heeger, and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         /s/ William V. Campbell           Chief Executive Officer,             November 25, 1996
         --------------------------         President and Director
         William V. Campbell

         /s/ James J. Heeger               Chief Financial Officer              November 25, 1996
         --------------------------
         James J. Heeger

         /s/ Greg J. Santora               Chief Accounting Officer              November 25, 1996
         --------------------------
         Greg J. Santora

         ADDITIONAL DIRECTORS:

         /s/ Christopher W. Brody            Director      November 25, 1996
         ---------------------------
         Christopher W. Brody

         /s/ Scott D. Cook                   Director      November 25, 1996
         ---------------------------
         Scott D. Cook

                                             Director      November __, 1996
         ---------------------------
         L. John Doerr

         /s/ Michael R. Hallman              Director      November 25, 1996
         ---------------------------
         Michael R. Hallman

         /s/ Burton J. McMurtry              Director      November 25, 1996
         ---------------------------
         Burton J. McMurtry

                                 EXHIBIT INDEX

             EXHIBITS
               4.01      Intuit Inc. 1996 Directors Stock Option Plan

               4.02      Intuit Inc. 1996 Employee Stock Purchase Plan

               4.03      The Registrant's Certificate of Incorporation. (1)


               4.04      Certificate of Amendment to Registrant's
                         Certificate of Incorporation, dated December
                         14, 1993. (2)

               4.05      Certificate of Amendment to Registrant's
                         Certificate of Incorporation, dated January
                         18, 1996. (3)

               4.06      The Registrant's Bylaws. (1)

               5.01      Opinion of Fenwick & West LLP.

              23.01      Consent of Fenwick & West LLP (included in
                         Exhibit 5.01).

              23.02      Consent of Ernst & Young LLP, Independent
                         Auditors.

              24.01      Power of Attorney (see page 5).

--------------------------

(1) Filed with the Company's Registration Statement on Form S-1, filed February 3, 1993, as amended (File No. 33-57844).

(2) Filed with the Company's Form 10-K as originally filed on October 31, 1994, as amended.

(3) Filed with the Company's Form 10-Q for the quarter ended January 31, 1996 as originally filed on March 15, 1996, as amended.



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